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                                                                EXHIBIT 10.1(b)

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APPROVED BY:
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Officer Name                     Officer No.         Dept./Branch Name
BRAD RICHARDS                    269181              COMMERCIAL BANKING GROUP
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Dept./Branch No.    Account No.    Commitment No.    Note No.    Class
781                 7938640665     273               281
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Loan $                Name
1,000,000.00          SCHUFF STEEL COMPANY, AN ARIZONA CORPORATION
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Rate                                        Interest From        Renewal of Note
BOAZ PRIME + 0.25% TO MOVE WITH PRIME       JUNE 30, 1996
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Collateral
S/A - A/R , INVENTORY; S/A - EQUIPMENT
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                              BANK ONE, ARIZONA, NA
                          REVOLVING LINE OF CREDIT NOTE
                                  VARIABLE RATE

Phoenix, Arizona                                                   June 30, 1996

      FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay on or before June 29, 1997 to BANK ONE, ARIZONA, NA, a national banking association, ("Bank"), or order, the aggregate principal amount outstanding on Borrower's revolving line of credit as shown on Bank's records which shall at all times be conclusive and govern, with interest payable monthly on the unpaid balance outstanding from time to time at an annual rate equal to one quarter percent (0.25%) more than the rate of interest publicly announced by BANK ONE, ARIZONA, NA, as its "prime rate", as such rate shall change from time to time during the term hereof. Interest is to be charged on a daily basis for the actual number of days the principal is outstanding from the date of disbursement to date of maturity. The rate of interest agreed to shall include the interest rate as shown above, in accordance with the terms of this note, plus any compensating balance requirement and any additional charges, costs and fees incident to this loan to the extent they are deemed to be interest under applicable Arizona law. It is expressly agreed by Borrower that the maximum outstanding principal at any one time on this note shall not exceed the amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), and the amount outstanding on this note at any specific time shall be the total amount advanced hereunder by Bank less the amount of principal payments made hereon from time to time by Borrower. All amounts payable hereunder shall be paid in lawful money of the United States. Should the rate of interest as calculated under this note exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.

      Principal and interest shall be payable at the Commercial Banking Center office of Bank One, Arizona, NA in Phoenix, Arizona, or at such other place as the holder hereof may designate. At Bank's option, any payments may be applied first to accrued interest and then to principal. All past-due payments of principal or interest shall bear interest from their due date until paid at a rate of interest 2% per annum higher than the interest rate specified above or 12% per annum, whichever is higher, payable on demand.

      This note shall become immediately due and payable at the option of the holder hereof without presentment or demand or any notice to Borrower or any other person obligated hereon, upon default in the payment of any of the principal hereof or any interest thereon when due, or in payment under any other agreement between Borrower and Bank, or if any event occurs or condition exists which authorized the acceleration of the maturity hereof under any security agreement, mortgage, deed of trust or other agreement made by Borrower in favor of Bank. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

      In the event any holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, or if any holder hereof becomes party plaintiff or defendant in any legal proceeding in relation to the property described in any instrument securing this note or for the recovery or protection of the indebtedness evidenced hereby, Borrower, its successors and assigns, shall repay to such holder hereof, on demand, all costs and expenses so incurred, including reasonable attorneys' fees, including those costs, expenses and attorneys' fees incurred after the filing by or against the Borrower of any proceeding under any chapter of the Bankruptcy Act, or similar federal or state statute, and whether incurred in connection with the involvement of any holder hereof as creditor


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in such proceedings or otherwise.


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      Borrower and all sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suite and diligence in collecting this note or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note by any of them, to first institute suit or exhaust its remedies against any maker or others liable herefor, and consent to any extension or postponement of time of payment of this note or any other indulgence with respect hereto without notice thereof to any of them.

      Bank and Borrower will establish specific instructions and procedures by which draws against said credit will be presented for disbursement, but nothing contained herein shall create a duty on the part of Bank to make said disbursement if Borrower is in default.

Address:
P.O. Box 39670
Phoenix, AZ   85069-9670
                                          SCHUFF STEEL COMPANY,
                                          an Arizona corporation

                                          By____________________________________
                                              David A. Schuff, Chairman
                                                      Borrower's Signature


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